                                                                    Exhibit 10.7

                                     LEASE


                                     FROM



                            ZETRON PROPERTIES, INC.
                                   LANDLORD



                                      TO



                               CACHEFLOW, INC.,
                                    TENANT






                           PREMISES: ZETRON BUILDING
                           12034 134/TH/ COURT N.E.
                              REDMOND, WA 98052













                             DATED: April 20, 2000

                               TABLE OF CONTENTS
                               -----------------

1.    Premises...........................................................    1
2.    Term...............................................................    1
3.    Rent...............................................................    1
4.    Improvements.......................................................    2
5.    Tenant's Early Entry...............................................    2
6.    Use and Zoning.....................................................    2
7.    Compliance with Laws...............................................    2
8.    Environmental Compliance...........................................    2
9 .   Repairs and Maintenance............................................    3
10.     Operating Expense Escalation.....................................    3
11.     Tax Expense Escalation...........................................    4
12.     Payment of Operating and Taxes Escalation Expenses...............    5
13.     Insurance........................................................    6
14.     Indemnity........................................................    7
15.     Services and Utilities...........................................    7
16.     Alterations......................................................    8
17.     Assignment and Sublease..........................................    9
18.     Casualty and Condemnation........................................    9
19.     Subordination and Non-Disturbance; Estoppel......................   10
20.     Landlord's Right of Entry........................................   10
21.     Signs............................................................   10
22.     Common Areas and Access..........................................   10
23.     Security Deposit.................................................   11
24.     Tenant's Defaults................................................   11
25.     Landlord's  DefRights and Remedies...............................   12
26.     Holding Over.....................................................   13
27.     Quiet Enjoyment..................................................   13
28.     Representation of Authority......................................   13
29.     Liability of Landlord............................................   13
30.     Brokers..........................................................   13
31.     Attorneys' Fees..................................................   13
32.     Options to Renew.................................................   13
33.     Notices..........................................................   15
34.     Surrender of Premises............................................   15
35.     Entire Agreement.................................................   15
36.     Liens and Encumbrances...........................................   16
37.     Communication Device.............................................   16
38.     Miscellaneous....................................................   16
  (a)     Successors or Assigns..........................................   16
  (b)     Insolvency.....................................................   16
  (c)     Partial Invalidity.............................................   16
  (d)     Recording......................................................   16
  (e)     Force Majeure..................................................   16
  (f)   Transportation Management Program; Recycling.....................   17
  (g)     Name of Building...............................................   17
  (h)     Reserved to Landlord...........................................   17
  (i)   Headings.........................................................   17
  (j)   Gender...........................................................   17
  (k)     Governing Law..................................................   17
  (1)   Counterparts.....................................................   17
  (m)     Prohibition....................................................   17
39.     Execution by Landlord and Tenant.................................   17
40.     Entire Agreement - Applicable Law................................   17

EXHIBITS
--------

Exhibit A     Premises Floor Plan
Exhibit B     Legal Description
Exhibit C     Premises Improvements
Exhibit D     Rules and Regulations

                                     LEASE
                                     -----

    THIS LEASE made this______ day of April, 2000 between ZETRON PROPERTIES, INC. ("Landlord"), a Washington corporation with an office at 12034 134th Court NE, P.O. Box 97004, Redmond, Washington 98073-9704 and CACHEFLOW, INC., a Delaware corporation ("Tenant"), with an office at 650 Almanor Avenue, Sunnyvale, California 94086.

                             W I T N E S S E T H:
                             --------------------

     1.   Premises. Landlord leases to Tenant premises with an agreed rentable
          --------
area of twenty eight thousand seven (28,007) square feet as outlined on Exhibit
                                                                        -------
A (the "Premises") located on the second floor at 12034 134/th/ Court N.E.,
-
Redmond, Washington 98052 (the "Building"). The Building, the parcel of land the Building is on and other improvements on the land are hereafter called the "Property". The legal description for the Land is attached hereto as Exhibit B.
                                                                     ---------
The Premises and the Building were measured in accordance with ANSI/BOMA Z65.1.1996 standards (the "BOMA Standards").

     2.   Term. The primary term of this Lease (the "Primary Term") shall
          ----
commence on the earlier of (a) the date on which Tenant takes occupancy for any purpose, other than as provided for in paragraph 5, or (b) the date on which the Landlord delivers the Premises to Tenant Substantially Completed, as hereinafter defined (the "Commencement Date") and shall expire on 11:59 p.m. on the date (the "Expiration Date") which is seven (7) years after the Commencement Date, unless extended in accordance with the terms of paragraph 32 below. However, if Substantial Completion of the Premises is delayed due to a Tenant Delay, as defined in Exhibit C, then the Commencement Date shall be the date on which
           ---------
Substantial Completion would have occurred, but for such Tenant Delay. If not due to Tenant delays, Tenant may cancel lease if construction permit not issued by September 1, 2000. As used in this Lease, "Term" shall mean the Primary Term and any duly exercised Renewal Term. Within thirty (30) days following the Commencement Date, Landlord and Tenant will execute a document confirming the Commencement Date and the Expiration Date. Estimated Commencement Date: August 1, 2000.

     3.   Rent.
          ----

          (a) Tenant shall pay to Landlord, at the address specified by Landlord, without notice or any setoff or deduction whatsoever except as expressly allowed herein, as Fixed Rent, the following sums per month or any part thereof, in advance on or before the first day of each month of the Term, commencing with the first month of the Term and continuing through the Primary
Term:

                                                       Monthly
                               Monthly         Fixed Rent Per Rentable
     Months of Lease Term     Fixed Rent             Square Foot
     --------------------     ----------             -----------

           1 through 12       $42,010.50               $1.50
          13 through 24       $43,480.87               $1.5525
          25 through 36       $45,002.70               $1.60684
          37 through 48       $46,577.79               $1.66308
          49 through 60       $48,208.02               $1.72128
          61 through 72       $49,895.30               $1.78153
          73 through 84       $51,641.63               $1.84388

Rent for partial months shall be prorated.

          (b) Tenant shall also pay all other sums of money that shall become due from Tenant under this Lease other than Fixed Rent, this being a net lease ("Additional Rent"). As used in this Lease, "Rent" shall mean Fixed Rent and Additional Rent.

          (c) Time is of the essence of this Lease with respect to both Landlord's and Tenant's obligations hereunder. If Tenant fails to pay any Rent due hereunder within ten (10) days of the due date, a late charge equal to five percent (5%) of the unpaid amount shall be assessed and be immediately due and payable. In addition, interest shall accrue at the rate of five percent (5%) in excess of the publicly quoted prime rate of Bank of America, N.A. or its successor, as such varies form time to time (the "Interest Rate") from the date due until paid on any Rent which is not paid when due.

     4.   Improvements.
          ------------

          (a) Landlord will complete the Tenant Improvements provided for in Exhibit C (the "Tenant Improvements") and Landlord's Work provided for in
---------
Exhibit C in a workmanlike manner and in compliance with all Legal Requirements (as hereinafter defined). All materials used by Landlord shall be new.

          (b) The Premises shall be deemed "Substantially Completed" upon the occurrence of all of the following: (i) construction by Landlord of the Tenants Improvements and Landlord's Work, for which Landlord is responsible, all in accordance with the provisions of this Lease; (ii) means of ingress, egress, parking and loading areas are available for Tenant's use; (iii) the Premises shall comply with all certificates, permits and approvals required by applicable laws, statutes, ordinances, orders, codes, rules and regulations of all federal, state, county, city and local departments and agencies ("Legal Requirements"), other than the certificate of occupancy and other than for defects attributable to Tenant's design; and (iv) the remaining work required to make the Premises fully completed consists of minor details of construction, mechanical adjustments or decoration, which will not materially interfere with Tenant's use and enjoyment of the Premises.

     5.   Tenant's Early Entry Tenant may, twenty (20) days prior to the
          --------------------
Substantial Completion date for the Premises, based on Landlords estimate thereof, without incurring any liability for payment of Rent, enter the Premises to place its personal property, equipment and trade fixtures in the Premises at Tenant's risk and expense, provided such does not interfere with or delay or increase the cost of the Tenant Improvements.

     6.   Use and Zoning. Tenant may use the Premises only for general office
          --------------
purposes, computer lab and limited light assembly, provided that the latter is conducted in accordance with Legal Requirements and does not disturb the quiet enjoyment of other tenants. Landlord warrants that applicable law currently permit the use of the Premises for general office purposes.

     7.   Compliance with Laws. Tenant shall comply with all Legal Requirements
          --------------------
that pertain to the Premises, to Tenant's design of the Tenant Improvements to the nature or manner in which Tenant uses the Premises or to its alterations, additions or improvements to the Premises or to its breach of this Lease. Except for matters for which Tenant is responsible, Landlord shall comply with all other legal requirements relating to the Property, including the ADA, except those which are the responsibility of other tenants.

     8.   Environmental Compliance. Tenant shall comply with all applicable
          ------------------------
environmental laws and regulations pertaining to the nature or manner in which Tenant uses the Premises or the alterations, additions or improvements which it makes to the Premises, including, but not limited to, those related to Hazardous Substances, and shall not use, store, generate, release or dispose of Hazardous Substances in, on or about the Premises or Property, except for normal cleaning and office supplies when used in accordance with Legal Requirements. "Hazardous Substances" shall mean any matter (whether gaseous, liquid or solid) which is or may be harmful to persons or property, including but not limited to materials now or hereafter designated as a hazardous or toxic waste or substance under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC 9601, et seq., or as a Hazardous Substance, Hazardous Household Substance,
          -- ---
Moderate Risk Waste or Hazardous Waste under the Hazardous Waste Management Act, RCW Chapter 70.105, or as a hazardous substance under the Model Toxics Control Act RCW Chapter 70.105D, all as now or hereafter amended, or which may now or hereafter be regulated under any other federal, state, or local law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environment, including, without limitation, (i) any asbestos and/or asbestos containing materials (collectively "ACMs") regardless of whether such ACMs are in a friable or non-friable state, or (ii) any matter designated as a hazardous substance pursuant to Section 311 of the Federal Water Pollution Control Act
(33 USC 1317), or (iii) any matter defined as a hazardous waste pursuant to
Section 1004 of the Federal Resource Conservation and Recovery Act, (42 USC 6901 et seq) pertaining to health or the environment. Tenant shall defend, indemnify
-- ---
and save Landlord harmless from any claims, fines, penalties, liabilities, losses, damages, costs and expenses (including reasonable attorney's fees, expert witness fees and other costs of defense) which arise from the Tenant's breach of its representations, agreements and warranties contained in this paragraph. This duty shall survive termination of the Lease. To Landlord's actual present knowledge, there is no Hazardous Substances present on or under the Property in violation of Legal Requirements.

     9.   Repairs and Maintenance.
          -----------------------

          (a) During the Term, except and to the extent not attributable to the negligence or conduct of Tenant or its employees, agents or contractors or to Tenant's alterations, additions or improvements or as may otherwise be an obligation of Tenant under this Lease or attributable to Tenant's breach of this Lease or Legal Requirements, Landlord shall maintain and repair (i) the roof, exterior walls, foundations, and building structure of the Building; (ii) the plumbing, fire sprinkler, heating, ventilation and air conditioning systems, electrical and mechanical systems located outside the Premises; and (iii) the parking and common areas of the Property and Building, including their lighting systems.

          (b) During the Term, Tenant shall, at its sole expense, (i) maintain the interior of the Premises, including all systems therein and all glass in good order, repair and condition; (ii) be responsible for providing regular janitorial services for the interior of the Premises and for changing filters and light bulbs; (iii) maintain all alterations, additions and improvements which it makes to the Premises and all furniture, trade fixtures and other personal property therein in good order, repair and condition; and (iv) make all repairs and replacements caused by Tenant's negligence, unless covered by any insurance policy maintained by Landlord or unless, and to the extent caused by the negligence or willful misconduct of Landlord, its agents, contractors or employees. If Tenant fails to keep and maintain the Premises in the condition set forth in this paragraph 9(b), Landlord may, at its option after reasonable notice, put or cause the same to be put in the condition required thereunder, and in such case, upon receipt of written statements from Landlord, Tenant shall promptly pay the entire cost thereof as Additional Rent. Landlord shall have the right to enter the Premises for the purpose of making such repairs upon Tenant's failure to do so.

     10.  Operating Expense Escalation.
          ----------------------------

          (a) For purposes of paragraphs 10, 11 and 12, the following Definitions shall apply.

               (i)   "Expense Year" shall mean a calendar year.

               (ii) "Landlord's Statement" shall mean a statement furnished by Landlord to Tenant containing a computation or information relating to any Additional Rent asserted by Landlord to be due pursuant to the provisions of this Lease, together with reasonable supporting information related to such Additional Rent when requested by Tenant.

               (iii) "Tenant's Proportionate Share" shall be based on the number of rentable square feet of area in the Premises compared to the total rentable square feet of area in the Building. If either of these figures shall vary during the Term, Tenant's Proportionate Share shall be appropriately adjusted.

               (iv) "Operating Expenses" shall mean: all reasonable costs and expenses (and taxes thereon) paid by or on behalf of Landlord in respect of, and attributable to, the operation, cleaning, repair, replacement, safety, management, security and maintenance of the Premises, Property and Building and the sidewalks, curbs, plazas and other areas adjacent to the Property, including, but not limited to (i) salaries, wages and bonuses paid to, and the cost of any benefits (including group life insurance) or similar expenses relating to, employees of Landlord engaged full-time in the operation, cleaning, repair, safety, management, security or maintenance of the Property, to the extent so engaged; (ii) social security, unemployment and other payroll taxes, the cost of providing disability and worker's compensation coverage imposed by any law or regulation, union contract or otherwise in respect of said employees;
(iii) the cost of electricity, gas, steam, water, air conditioning and other fuel and utilities and garbage and refuse removal not the obligation of any particular tenant; (iv) the cost of casualty, rent, liability, fidelity, plate glass and all other insurance carried by Landlord with respect to the Building, including all deductibles (currently $1,000); (v) the cost of repairs, maintenance and painting, reserves for roof repairs

                                                                         LEASE.2

(based on Landlord's reasonable estimate thereof and depreciation of the cost of the roof on a straight line basis over the estimated useful life thereof); (vi) the cost or rental of all building and cleaning supplies, tools, materials and equipment; (vii) the cost of supplies, work clothes and dry cleaning; (viii) window cleaning, guard, watchman or other security personnel, service or system;
(ix) management fees not in excess of then prevailing market rates for management fees payable for Class A Office Buildings similarly situated with the Building and Property; (x) charges of independent contractors performing work included within this definition of Operating Expenses; (xi) telephone and stationery; (xii) legal, accounting and other professional fees and disbursements incurred in connection with the operation and management of the Property; (xiii) association fees and dues; (xiv) decorations; (xv) depreciation of hand tools and other movable equipment used in the operation, cleaning, repair, safety, management, security or maintenance of the Property, provided the original cost of such equipment did not constitute an Operating Expense;
(xvi) exterior and interior landscaping; (xvii) governmental fees and charges and permits costs; (xviii) depreciation or amortization of capital assets, improvements, equipment, machinery, furnishings and fixtures on a level basis over useful lives; (xix) surcharges levied upon or assessed against the Property or the parking spaces or other common areas; (xx) payments to or for public transit or carpooling facilities or other facilities or purposes as required by any governmental agency having jurisdiction over the Building and Property; and
(xxi) all costs incurred by Landlord in connection with complying with applicable federal, state or local legal requirements.

               (v) Notwithstanding the foregoing, "Operating Expenses" shall not include any of the following: (1) salaries or benefits for Landlord's executives and employees above the grade of building manager; (2) expenditures for which Landlord is reimbursed from any insurance carrier, from any tenant (other than as part of Operating Expenses), including the Tenant, or from any other source; (3) advertising expenditures; (4) bad debt loss, rent loss, or reserves for either of them; (5) taxes; (6) financing costs, including points, commitment fees, broker's fees, legal fees, and mortgage interest and amortization payments; (7) costs incurred in connection with the initial construction of the Building; (8) costs incurred in the removal, abatement or other treatment of underground storage tanks or Hazardous Substances present in the Building or on the Property; (9) legal fees, space planner's fees, broker's commissions and other costs incurred by Landlord in connection with leasing space and negotiating leases with tenants of the Building, or legal fees in connection with disputes between Landlord and any tenant of the Building, or between Landlord and any mortgagee; (10) costs of improving, altering, constructing or redecorating any space leased to tenants of the Building; (11) costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including, without limitation, accounting and legal expenses, costs of selling, syndicating, financing, mortgaging or hypothecating Landlord's interest in the Building; (12) the cost of any political, charitable or civic contribution or donation; (13) structural improvements (as opposed to repairs and replacements) to the roof, exterior walls, foundation and Building structure; and (14) amounts paid as ground rental.

          (b) For each Expense Year falling wholly or partially within the Term, Tenant shall pay to Landlord as Additional Rent, Tenant's Proportionate Share of the Operating Expenses.

     11.  Tax Expense Escalation.
          ----------------------

          (a) For purposes of paragraph 11 the following Definitions shall apply.

               (i)   "Tax Year" shall mean each calendar year.

               (ii)  "Taxes" shall mean

                     (1) All real estate taxes, assessments (special or otherwise), sewer and water rents, rates and charges, and any other governmental levies, impositions and charges of a similar nature ("Impositions"), which may be levied, assessed or imposed on or in respect of all or any part of the Property, whether or not the same constitute one or more tax lots. If, however, by law, any assessment may be divided and paid in annual installments, then, for the purposes of this definition, (i) such assessment shall be deemed to have been so divided and to be payable in the maximum number of annual installments permitted by law, and (ii) there shall be deemed included in Taxes for each Tax Year the annual installment of such assessment becoming payable during such year, together with interest payable during such year on such annual installment and on all installments thereafter becoming due as provided by law, all as if such assessment had been so divided.

                     (2) Any reasonable expenses incurred by Landlord in contesting any of the foregoing or the assessed valuation of all or any part of the Property.

                     (3) An Imposition based on the income or rents received therefrom whether or not wholly or partially as a capital levy or otherwise, or
(ii) an Imposition measured by or based in whole or in part upon all or any part of the Property and imposed on Landlord.

               (iii) "Taxes" shall not include penalties or interest paid by the Landlord on account of Landlord's failure to pay taxes when due.

          (b) For each Tax Year falling wholly or substantially within the Term, Tenant shall pay to Landlord as Additional Rent a sum equal to Tenant's Proportionate Share of the Taxes.

          (c) If, as a result of any application or proceeding or otherwise, there should be a reduction in the Taxes for any Tax Year in respect of which Landlord shall have previously rendered a Landlord's Statement, then provided Tenant is not then in default hereunder, any amounts due from Landlord to Tenant as a result of such reduction shall be paid to Tenant within twenty (20) days after receipt by Landlord, unless Tenant advises Landlord within fifteen (15) days after receipt by Landlord of such refund to include an adjustment for the succeeding Tax Year to reflect such decrease in Taxes. Landlord may deduct from such refund all costs and expenses, including reasonable counsel fees, incurred by Landlord in connection with the application or proceeding to reduce the Taxes. Landlord shall promptly refund to Tenant, Tenant's Proportionate Share of any refunds in Taxes received after the Expiration Date of this Lease.
                                                               . .
          (d) Tenant shall be liable for, and shall pay throughout the term of this Lease, all license and excise fees and occupation taxes covering the business conducted on the Premises and all personal property taxes levied with respect to all personal property located at the Premises. If any governmental authority levies a tax or license fee on rents payable under this Lease or rents accruing from use of the Premises or a tax or license fee in any form against Landlord or Tenant because of or measured by or based upon income derived from the leasing or rental thereof (other than a net income tax on Landlord's income), or a transaction privilege tax, such tax or license fee shall be paid by Tenant, either directly if required by law, or by reimbursing Landlord for the amount thereof within twenty (20) days of demand.

     12.  Payment of Operating Expenses and Taxes Escalation.
          --------------------------------------------------

          (a) At least thirty (30) days prior to each Expense Year after calendar 2000, Landlord shall advise Tenant in writing of Landlord's estimate of Tenant's Proportionate Share of the Operating Expenses for the Expense Year and of the Taxes for the Tax Year. Commencing on the first day of each Expense Year, and on the Commencement Date, Tenant shall pay as Additional Rent one-twelfth (1/12th) of Tenant's estimated Proportionate Share concurrently with the monthly Rent payment.

          (b) Within ninety (90) days after the close of each Expense Year, Landlord shall deliver to Tenant a statement ("Landlord's Statement") showing in reasonable detail the (i) actual Operating Expenses and Taxes for the previous year broken down by component expenses; (ii) the amount paid by Tenant during the Expense Year towards the Operating Expenses and the amount paid by Tenant during the Tax Year towards the Taxes; and (iii) the amount Tenant owes to Landlord or the amount of the refund Landlord owes to Tenant. Any amount due from Landlord to Tenant under this paragraph 12(b) shall be enclosed with Landlord's Statement, unless Tenant is then in default hereunder. Any such amount due from Tenant to Landlord shall be paid within twenty (20) days after receipt of Landlord's Statement.

               (c) Tenant shall have the right once each year within six (6) months after Tenant's receipt of Landlord's Statement for the prior Expense/Tax Year to audit Landlord's records with respect to Operating Expenses and Taxes for such prior year at the location where such records are kept. Tenant shall give Landlord ten (10) business days prior written notice of the required audit date. The audit shall be conducted by a certified public accountant on a non-contingent fee basis, and Tenant shall promptly provide Landlord with a copy of such audit. If such audit reflects a variance from Landlord's Statement which is not disputed by Landlord, the parties shall make any payment adjustments within twenty (20) business days thereafter. If the audit discloses an overpayment by Tenant of Operating Expenses and Taxes for such year which exceeds five percent (5%) of the total thereof which is not disputed by Landlord, then Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such audit, but not in excess of Two Thousand Dollars ($2,000), within twenty (20) days after its receipt of an invoice and accounting thereof. Tenant shall maintain the confidentiality of all information disclosed through such audit, except where disclosure is required by applicable law.

          13.  Insurance.
               ---------

               (a) Tenant shall, at its own expense, maintain comprehensive or commercial general liability insurance (CGL) IS01988 or later in minimum limits of Three Million Dollars ($3,000,000) per occurrence for property damage or loss and minimum limits of $Three Million Dollars ($3,000,000) per occurrence for personal injuries and death, to indemnify Landlord, Tenant and any lender designated by Landlord ("Lender") against claims, demands, losses, damages, liabilities and expenses. Landlord and Lender shall be named as additional insureds on insurance coverage providing such minimum limits and shall be furnished with an ACORD 27 Certificate or its equivalent which reflects that such coverage shall not be canceled nor materially reduced in coverage or limits without thirty (30) days prior written notice to Landlord and Lender. During the Lease Term, Tenant shall also maintain at its own expense insurance covering its furniture, fixtures, equipment and inventory and all improvements which it makes to the Premises in an amount equal to the full insurable value thereof, against fire and such other perils as are covered by an all risk policy with plate glass endorsement, including all glass on the Premises. All insurance required under this Lease shall (a) be issued by insurance companies authorized to do business in the State of Washington and having a financial rating of at least A Class X status, as rated in the most recent edition of Best's Insurance Reports, or with companies otherwise reasonably acceptable to Landlord; (b) be issued as a primary policy, or under the blanket policy, not contributing with and not in excess of coverage which Landlord may carry; (c) in the case of the liability policy, contain a contractual liability coverage endorsement covering Tenant's indemnification duty; and (d) with commercially reasonable deductibles. If Tenant fails to maintain required insurance, Landlord may do so immediately and Tenant shall reimburse Landlord for the full1 expense thereof within five (5) days after demand therefor.

               (b) Tenant shall not keep, use, sell or offer for sale in or upon the Premises any article which is prohibited by Landlords insurance policy, provided Tenant is first made aware in writing of such restriction. Tenant shall pay immediately any increase in Landlord's premiums for insurance during the term of this Lease which results from other than the permitted use of the Premises or from the type of merchandise which Tenant stores or sells on the Premises, whether or not Landlord has consented thereto. In determining whether increased premiums are the result of Tenant's use of the Premises, a schedule, issued by the organization establishing the insurance rate on the Premises showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the insurance rate on the Premises.

               (c) Neither Landlord nor Tenant shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or tangible personal property of the other occurring in or about the Premises, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees, if such loss or damage is covered by insurance benefiting the party suffering such loss or damage or was required to be covered by insurance or permitted to be self-insured under terms of this Lease. Each party shall cause each insurance policy obtained by it to contain the waiver of subrogation clause.

               (d) Landlord shall maintain, at its expense, during the Term, with solvent and responsible companies, tire insurance, with standard "all risk" coverage for the Property.

Landlord shall maintain, at its expense, during the Term, with solvent and responsible companies, comprehensive general liability insurance covering injuries occurring on the Property, which shall provide for a combined coverage for bodily injury and property damage in an amount not less than One Million Dollars ($1,000,000).

               (e) Neither Landlord nor Tenant shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or tangible personal property of the other occurring in or about the Premises, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees, if such loss or damage is covered by insurance benefiting the party suffering such loss or damage or was required to be covered by insurance under terms of this Lease. Each party shall cause each insurance policy obtained by it to contain the waiver of subrogation clause.

          14.  Indemnity. Landlord shall not be liable for any injury to any
               ---------
person, or for any loss of or damage to any property (including property of Tenant) occurring in or about the Premises from any cause whatsoever, except for personal injuries attributable to the negligence or willful misconduct of Landlord, its agents, invitees, employees and contractors, to the extent of their negligence. Subject to paragraph 13(e) Tenant shall indemnify, defend and save Landlord, its officers, agents, employees and contractors, and other tenants and occupants of the Property harmless from all losses, damages, fines, penalties, liabilities and expenses (including Landlord's personnel and overhead costs and reasonable attorneys' fees and other reasonable costs incurred in connection with such claims, regardless of whether claims involve litigation) resulting from any actual or alleged injury to any person or from any actual or alleged loss of or damage to any property alleged to be attributable to Tenant's operation or occupation of the Premises or caused by or resulting from any act or omission of Tenant or any licensee, assignee, or concessionaire, or of any officer, agent, employee, guest or invitee of any such person in or about the Premises, including, but not limited to, the deposit or release of hazardous or toxic materials or substances or Tenant's breach of its obligations hereunder. Tenant agrees that the foregoing indemnity specifically covers actions brought by its own employees. The indemnification provided for in this paragraph with respect to acts or omissions during the term of this Lease shall survive termination or expiration of this Lease. Except as otherwise specified herein to the contrary, Landlord shall not be liable for interference with light, air or view or for any latent defect in the Premises. Tenant shall promptly notify Landlord of casualties or accidents occurring in or about the Premises. Notwithstanding the foregoing if losses, liabilities, damages, liens, costs and expenses so arising are caused by the concurrent negligence of both Landlord and Tenant, their employees, agents, invitees and licensees, a party shall indemnify the other party to the extent of the first party's own negligence or that of its officers, agents, employees, guests or invitees. The foregoing indemnity is specifically and expressly intended to constitute a waiver of Tenant's immunity under Washington's Industrial Insurance Act, RCW Title 51, to the extent necessary to provide the other with a full and complete indemnity from claims made by the first party and its employees, to the extent of their negligence. LANDLORD AND TENANT ACKNOWLEDGE THAT THE INDEMNIFICATION PROVISIONS OF THIS PARAGRAPH 14 WERE SPECIFICALLY NEGOTIATED AND AGREED UPON BY THEM.

          15.  Services and Utilities.
               ----------------------

               (a) Tenant shall pay prior to delinquency for all electricity, telephone and any other utilities which are separately metered or submetered to the Premises and, as part of its share of paragraph 10(a)(iv) Operating Expenses, for all other utilities which are not separately metered or submetered. Landlord shall select and control the utility service provider to the Building and shall have the right at any time and from time to time to change electrical service provider. Tenant shall cooperate with Landlord to allow the electrical service provider access to electrical lines and equipment within the Premises. Landlord shall not be liable for any loss, injury or damage to person or property caused by or resulting from any variation, interruption, or failure of utilities or services due to any cause whatsoever, or from its failure to make any repairs or perform any maintenance. No temporary interruption or failure of services or utilities incident to the making of repairs, alterations or improvements, or due to accident, strike or conditions or other events beyond Landlord's reasonable control shall be deemed an eviction of Tenant or to relieve Tenant from any of Tenant's obligations hereunder or to give Tenant a right of action against Landlord for damages, except that if utilities to the Premises are interrupted for a period in excess of three (3) consecutive business days due solely to Landlord's negligence the Rent and Additional Rent shall be abated thereafter in proportion to the interruption until utility service is restored.

               (b) Landlord shall furnish the Premises with electricity for office use, including lighting and low power usage (110 volt) office machines, water and elevator services. Landlord shall also provide routine refuse removal service on weekdays, other than holidays. From 7:00 a.m. to 6:00 p.m. on weekdays, excluding legal holidays ("Normal Business Hours"), Landlord shall furnish the Premises with heat and air conditioning services. If requested by Tenant, Landlord shall furnish heat and air conditioning services at times other than Normal Business Hours, and Tenant shall pay for the cost of such services at rates reasonably established by Landlord as Additional Rent.

               (c) If Tenant requires garbage and refuse removal of a different kind or a more intense level than Landlord customarily provides for offices in the Building, or if Tenant's garbage or refuse involves other materials requiring special handling, Tenant shall promptly pay Landlord, as Additional Rent, for the additional costs and expenses incurred by Landlord in providing such services and shall comply, at its sole cost and expense, with procedures established for such by Landlord.

               (d) Tenant shall obtain Landlord's prior written consent before installing lights and equipment in the Premises which in the aggregate exceed Building Standards. Landlord may refuse to grant such consent unless Tenant agrees to pay (1) the costs incurred by Landlord for installation of supplementary air conditioning capacity or electrical systems as necessitated by such equipment or lights, and (2) in advance, on the first day of each month during the Term, the amount estimated by Landlord as the excess cost of furnishing electricity for the operation of such equipment or lights above normal Building office levels and the amount estimated by Landlord as the cost of operation and maintenance of supplementary air conditioning units as necessitated by Tenant's use of such equipment or lights. Landlord shall be entitled to install, operate and maintain at Tenant sole cost a monitoring/metering system in the Premises to measure the added demands on electricity, heating, ventilation and air conditioning systems, resulting from such equipment and lights and from Tenant's after-hours requirements, and Tenant shall pay Landlord the cost thereof each mon& within ten (10) days of its receipt of an invoice therefor.

          16.  Alterations. Tenant shall not make any alterations, additions or
               -----------
improvements in or to the Premises without first submitting to Landlord professionally prepared plans and specifications for such work and obtaining Landlord's prior written approval thereof which shall not be unreasonably withheld for interior work which does not affect the Building structure or systems. Tenant covenants that it will cause all such alterations, additions and improvements to be performed at Tenant's sole cost and expense by a contractor approved by Landlord and in a manner which: (a) is consistent with the Landlord approved plans and specifications and any conditions imposed by Landlord in connection therewith; (b) is in conformity with commercial standards; (c) includes acceptable insurance coverage for Landlord's benefit; (d) does not affect the structural integrity of the Building; (e) does not disrupt the business or operations of adjoining tenants; and (f) does not invalidate or otherwise affect the construction and systems warranties then in effect with respect to the Building. Tenant shall secure all governmental permits and approvals, as well as comply with all other applicable governmental requirements and restrictions. Landlord's consent is not required for interior, non-structural improvements to the Premises where the aggregate cost is less than $5,000 and the work does not affect the Building systems or structures. Tenant shall indemnify, defend and hold Landlord harmless from and against all losses, liabilities, damages, liens, costs, penalties and expenses (including reasonable attorneys' fees, but without waiver of the duty to hold harmless) arising from or out of the performance of such alterations, additions and improvements, including, but not limited to, all which arise from or out of Tenant's breach of its obligations under terms of this paragraph 16. All alterations, additions and improvements (expressly including all light fixtures, heating, ventilation and air conditioning units and floor coverings), except furniture, trade fixtures and appliances and equipment not affixed to the Premises, shall immediately become the property of Landlord without any obligation on its part to pay therefor. Tenant shall not remove such improvements on the termination of this Lease unless otherwise directed by Landlord. If requested by Tenant before it commences alterations, additions or improvements, Landlord will advise within five (5) business days of Tenant's request Tenant whether such work will have to be removed, and the Premises restored, at the end of the Lease term or its earlier expiration.

          17.  Assignment and Sublease.
               -----------------------

               (a) Tenant may, with the prior written consent of the Landlord which shall not be unreasonably withheld or delayed, assign this Lease or sublet the whole or any part of the Premises. Landlord shall use diligent efforts to respond to Tenant within ten (10) business days after its receipt of the request, if its is provided, together with the identity of the proposed transferee and financial and operating history for the proposed transferee and a copy of the transfer document. It shall be reasonable, among other reasons; for Landlord to withhold its consent if (i) Tenant is in default under this Lease;
(ii) the assignee will not assume all of the obligations of this Lease, or the sublessee does not agree to be subject to all the terms and conditions of, this Lease, except those specific to the sublease, e.g., term, rent, improvements;
(iii) the proposed transferee will use the Premises other than wholly for general office purposes; (iv) Tenant has failed to furnish Landlord with the information specified above; (v) the proposed transferee will cause Landlord to be in violation of any agreement with respect to the Property; and (vi) the transferee's financial condition and operating history are not reasonably acceptable to Landlord. No assignment or sublease shall release Tenant from primary liability on this Lease. In lieu of giving its consent to an assignee or sublessee, Landlord may elect to terminate this Lease, within 15 day notice. The consent of the Landlord need not be obtained if the sublease is to an affiliate; provided that Landlord is given prior written notice thereof and provided with evidence that all insurance required hereunder is in place. Failure to first obtain in writing Landlord's written consent or to comply with the provisions of this paragraph 17(a) shall operate to prevent any such assignment, sublease or transfer from becoming effective. If Tenant assigns this Lease or sublets the Premises, then all consideration received by Tenant in whatever form and at whatever time for such assignment or sublease (in excess of amounts payable by Tenant as minimum rent, in the case of a sublease) shall belong to and be paid over to Landlord, as and when received by Tenant, to the extent such exceed the normal and reasonable out-of-pocket costs incurred in connection with such assignment or sublease. Tenant shall also pay all reasonable legal fees and other costs - incurred by Landlord in connection with Landlord's consideration of Tenant's request for approval of assignments or subleases.


               (b) If Landlord sells or otherwise transfers the Building or a portion thereof containing the Premises, or if Landlord assigns its interest in this Lease, and such purchaser, transferee or assignee assumes in writing Landlord's obligations hereunder arising thereafter, and Landlord shall thereupon be relieved of all future liabilities hereunder, but his Lease shall otherwise remain in full force and effect.

          18.  Casualty and Condemnation
               -------------------------

               (a) If the Premises shall be so damaged by fire, other casualty, acts of God or the elements (a "Casualty"), or partially or wholly taken by condemnation or threat thereof (a "Taking"), so that they cannot be restored within one hundred twenty (120) days from the date of the Casualty or Taking ("Substantial Damage"), or if there is any material Casualty or Taking during the last year of the Term, Landlord may terminate this Lease by giving written notice to Tenant within thirty (30) days after the date of the Casualty or Taking. In such case, the Lease shall be terminated as of the date of the Casualty or Taking and the rent shall abate from that date, and any rent paid beyond such date shall be refunded to Tenant. If this Lease is not terminated as provided above, Landlord shall, at its sole cost and expense, restore the Premises as speedily as practical to the condition existing prior to the Casualty or the Taking, unless the Casualty was an uninsured Casualty or Landlord's Lender refuses to make insurance proceeds available for the restoration, in which event Landlord shall have the right to terminate the Lease in the same manner and within the same timeframes as provided in the two (2) preceding sentences. During the restoration period, the rent shall abate for the period during which the Premises are not suitable for Tenant's business needs. If Landlord does not restore the Premises within one hundred twenty (120) days after the date of the Casualty or Taking, as such date may be extended for Tenant Delays or force majeure events, Tenant may terminate this Lease without incurring any liability to Landlord, provided Tenant gives Landlord written notice not less than twenty (20) days after the end of such period and Landlord does not complete the restoration within ten (10) days after the date of such notice.

          (b) In no event shall Landlord be liable to Tenant for destruction or damage to any of Tenant's property including fixtures, equipment or other improvements, unless the terms of paragraph 13(c) are inapplicable to such damage.

          (c) Landlord reserves all right to the entire damage award or payment for any taking by eminent domain or a transfer in lieu thereof, and Tenant waives all claim whatsoever against Landlord for damages for termination of its leasehold interest in the Premises or for interference with its business. Tenant hereby grants and assigns to Landlord any right Tenant may now have or hereafter acquire to such damages and agrees to execute and deliver such further instruments of assignment as Landlord may from time to time request. Tenant shall, however, have the right to receive from the condemning authority the amount offered by the condemning authority in its final offer for Tenant's moving costs or for the personal property of Tenant which has been taken.

     19.  Subordination and Non-Disturbance; Estoppel. Unless otherwise
          -------------------------------------------
designated by Landlord, this Lease shall be subordinate to all future mortgages and deeds of trust on the Property, and to any extensions, renewals or replacements thereof. Landlord represents and warrants to Tenant that as of the date of this Lease there are no deeds of trust, mortgages or security interests in effect with respect to the Building or Land. As a condition to the foregoing, Landlord agrees to deliver to Tenant from any future mortgagee or trustee a written, commercially reasonable subordination and non-disturbance agreement in recordable form acceptable to the lender providing that so long as Tenant performs all of the terms of this Lease, Tenant's occupancy of the Premises under this Lease shall not be disturbed and shall remain in full force and effect for the term, and Tenant shall not be joined by the holder of any mortgage or deed of trust in any action or proceeding to foreclose thereunder, except where such is necessary for jurisdictional reasons. Landlord represents and warrants that, as of the date hereof, there is no interest superior to this Lease. Within ten (10) business days of Landlord's request therefor, Tenant shall promptly execute and deliver to third parties designated by Landlord an estoppel certificate or letter in the form requested by Landlord or its lender that correctly recites the facts with respect to the existence, terms and status of this Lease.

     20.  Landlord's Right of Entry. Landlord has the right to enter the
          -------------------------
Premises at any reasonable time upon reasonable notice to Tenant, or without notice in case of emergency, for the purpose of performing maintenance, repairs, and replacements to the Premises as are permitted under this Lease. During Business Hours and upon reasonable notice to Tenant, Landlord may, during the Term, show the Premises to prospective purchasers and mortgagees, and, during the six (6) months prior to expiration of the Term or when Tenant is in default hereunder, to prospective tenants. Landlord shall use reasonable efforts not interfere with or disrupt the normal operation of Tenant's business. Landlord, and any third parties entering the Premises at Landlord's invitation or request shall at all times strictly observe Tenant's reasonable rules relating to security on the Premises. Tenant shall have the right, in its sole discretion, to designate a representative to accompany Landlord, or any third parties, while they are on the Premises.

     21.  Signs. Landlord shall place the Tenant's name and location on the
          -----
bulletin board or directory in the Building, and afford Tenant, without charge, the placing of the customary number of names in the Building directory. Landlord shall also install Tenant's name, using Landlord's building standard signage, at the entry to the Premises on monument at Landlord's expense. All other Tenant signage shall be subject to Landlord's prior review and approval.

     22.  Common Areas and Access.
          -----------------------

          (a) Landlord shall at all times have the exclusive control and management of all parking areas, access roads, driveways, entrances, retaining walls, exits, truck ways, loading docks, package pickup stations, washrooms, signs, shelters, air quality monitoring stations, surface and storm water holding treatment sites or facilities, drainage facilities, landscaped areas, exterior stairways, elevators, escalators and other areas, improvements, facilities and special services provided by Landlord for the general use, in common, of tenants of the Property, and their officers, agents, employees and customers, including off-site facilities, if any, required by governmental bodies as a condition of developing the Property ("common areas and facilities"). To Landlord's actual present knowledge the common areas and facilities are not in violation of Legal

Requirements. Tenant shall have the right to use common areas and facilities in common with other tenants of the Building and others authorized to use the same. With respect to the common areas and facilities, Landlord shall have the right from time to time to employ personnel; to establish, modify and enforce reasonable rules and regulations, a copy of which current rules and regulations is attached hereto as Exhibit D; to construct, maintain and operate lighting
                      ---------
facilities; to police the common areas and facilities; from time to time to change the area, level, location and arrangement of common areas and facilities; to restrict parking by Tenant, its officers, agents and employees so that it is not on a disproportionate basis relative to rentable area; to temporarily close all or any portion of the common areas and facilities to such extent as may, in the opinion of Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to temporarily close for maintenance or repair purposes all or any portion of the parking areas or facilities, but if such closure is extensive, Landlord shall provide alternative interim parking; to discourage noncustomer parking; and to do and perform such other acts in and to the common areas and facilities as, using good business judgment, Landlord deems to be reasonably advisable with a view to the improvement of the convenience and use thereof by tenants of the Building, their employees, invitees and customers, so long as Tenant's use of the common areas and facilities is not materially and adversely impaired as a result thereof. Tenant agrees to comply with all common area rules and regulations established by Landlord. Landlord shall use diligent efforts to enforce rules and regulations in a non-discriminatory fashion. If there is a conflict between rules and regulations and the express provisions of this Lease, this Lease shall control.

          (b) Tenant shall be permitted to use up to three (3) parking spaces on the Property per one thousand (1,000) square feet of rentable area in the Premises on a non-reserved basis, without additional charge. All common areas and facilities which Tenant is permitted to use and occupy are used and occupied under a revocable license. If the amount of such areas or facilities be diminished, and the amount of such diminution, including any reduction of total parking area on the Property which does not result in such falling below that required by applicable law, is not material, then such diminution shall not be deemed constructive or actual eviction, and Landlord shall not be subject to any liability, nor shall Tenant be entitled to any compensation or reduction or abatement of rent.

     23.  Securitv Deposit. As partial consideration for the execution of this
          ----------------
Lease, Tenant has deposited with Landlord the sum of Three Hundred Twenty Seven Thousand Eight Hundred Forty Nine and 78/100 Dollars ($327,849.78). Landlord shall credit $42,010.50 thereof to the payment of the Fixed Rent due for the first month of the Base Term, if Tenant is not then in default hereunder, and shall credit an amount equal to the Fixed Rent due for the thirty seventh, forty ninth, sixty first and seventy third months of the Primary Term to the Fixed Rent due for such months if Tenant is not then in default hereunder. Landlord shall pay Tenant the balance thereof, without interest, within thirty (30) days after the expiration or prior termination of the Lease term, or any extension thereof, if and only if Tenant has fully performed all of its obligations under the terms of this Lease. Landlord shall be entitled to withdraw from the deposit the amount of any unpaid Rent or Additional Rent not paid by Tenant when due under this Lease, and Tenant shall immediately deposit an amount equal to that so withdrawn.

     24.  Tenant's Defaults.
          -----------------

          (a) Time is of the essence hereof and if Tenant violates or breaches or fails to keep or perform any covenant, term or condition of this Lease, and if such default or violation continues for or is not remedied within ten (10) days (or, if no default in Rent is involved, within thirty (30) days) after notice in writing thereof given by Landlord to Tenant specifying the matter claimed to be in default, or if the default is of such nature that it cannot be cured within thirty (30) days so long as Tenant commences such cure within said thirty (30) day period and diligently prosecutes such cure to completion for a period not to exceed ninety (90) days, then Landlord shall have the following rights and remedies, at its option which shall not be exclusive, but shall be cumulative and in addition and supplemental to any and all other rights and/or remedies that Landlord may have at law or if equity: (a) to declare the term hereof ended and to reenter the Premises and take possession thereof and remove all persons therefrom, and Tenant shall have no further claim thereon or hereunder; or (b) without declaring this Lease terminated, to reenter the Premises and occupy the whole or any part thereof for and on account of Tenant and to collect any unpaid Rent and other charges, which have become payable, or which may thereafter become payable; or (c) even though it may have reentered the Premises, to thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises.

     If Landlord reenters the Premises under option (b) above, Landlord shall not be deemed to have terminated this Lease or the liability of Tenant to pay any Rent thereafter accruing, or to have terminated Tenant's liability for damages under any of the provisions hereof, by any such reentry or by any action, in unlawful detainer or otherwise, to obtain possession of the Premises, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease, and Tenant further covenants that the service by Landlord of any notice pursuant to the unlawful detainer statutes and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of or at any time subsequent to the serving of such notices and such election is evidenced by written notice to Tenant) be deemed to be a termination of this Lease. In the event of any entry or taking possession of the Premises, Landlord shall have the right, but not the obligation, to remove therefrom all or any part of the personal property located therein, if Tenant has not already done so, and may place the same in storage at a public warehouse at the expense and risk of Tenant.

     If Landlord elects to terminate this Lease pursuant to the provisions of options (a) or (c) above, Landlord may recover from Tenant as damages, the following: (i) the worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all losses, liabilities or damages caused by Tenant's failure to perform its obligations under this Lease, including, but not limited, any costs or expenses incurred by Landlord in (a) retaking possession of the Premises, including reasonable attorneys' fees therefor, (b) maintaining or preserving the Premises after such default, (c) restoring the Premises to the condition in which they were to be returned by Tenant hereunder, (d) unamortized leasing commissions, and (e) any other non-capital costs reasonably necessary to relet the Premises.

     As used in items (i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the Interest Rate specified in paragraph 3(c) hereof. As used in item (iii) above, the "worth at the time of award" is computed by using a discount rate of four percent (4%).

     For all purposes of paragraph 24(a), all Rent, other than Final Rent, shall, for the purpose of calculating any amount due under the provisions of subparagraph (iii) above, be computed on the basis of the average monthly amount thereof accruing during the immediately preceding twelve (12) month period, except that if it becomes necessary to compute such rental before such a twelve
(12) month period has occurred then such Rent shall be computed on the basis of the average monthly amount hereof accruing during such shorter period.

          (b) Landlord's remedies hereunder are cumulative, and Landlord's exercise of any right or remedy due to a default or breach by Tenant shall not be deemed a waiver of, or alter, affect or prejudice any other right or remedy which Landlord may have under this Lease or by law. Neither the acceptance of rent nor any other acts or omissions of Landlord at any time or times after the happening of any event authorizing the cancellation or forfeiture of this Lease shall operate as a waiver of any past or future violation, breach or failure to keep or perform any covenant, agreement, term or condition hereof or to deprive Landlord of its right to cancel or forfeit this Lease, upon the written notice provided for herein, at any time that cause for cancellation or forfeiture may exist, or be construed so as at any future time to estop Landlord from promptly exercising any other option, right or remedy that it may have under any term or provision of this Lease.

     25.  Landlord's Default; Rights and Remedies. The occurrence of the
          ---------------------------------------
following constitutes an "Event of Default" by Landlord under this Lease: the failure by Landlord to observe or perform any covenant, agreement, condition or provision of this Lease, if such failure shall continue for thirty (30) days after receipt by Landlord and, if Tenant is advised of the name and address thereof, any secured lender to Landlord with respect to the Building of written notice from Tenant, except that if such default cannot be cured within such thirty (30) day period, it shall not be considered an Event of Default if Landlord commences to cure the default within the thirty (30) day period and proceeds diligently thereafter to seek to effect such cure. If an Event of Default by Landlord occurs, Tenant shall have all rights and remedies available at law or in equity, subject to the rights of any secured lender with respect to the Property.

     26.  Holding Over. Unless otherwise mutually agreed in writing by the
          ------------
parties prior to such holding over, any holding over by Tenant after the expiration of the term hereof, with Landlord's prior written consent, shall be construed as a tenancy from month-to-month on the terms and conditions set forth herein, except for Fixed Rent which shall be increased to one and one-half (1 1/2) times that in effect during the last month hereof, which tenancy may be terminated by either party upon thirty (30) days written notice to the other party, effective as of the last day of a calendar month. If Tenant holds over without Landlord's consent, it shall be a tenancy at will, terminable at any time immediately upon notice from Landlord at three (3) times the prior Fixed Rent level thereafter. If Tenant fails to vacate the Premises after Landlord's written demand in the case of a tenancy at will, it shall be liable for damages suffered by Landlord as a consequence of such holding over thereafter.

     27.  Quiet Enjoyment. Landlord covenants that if and for so long as Tenant
          ---------------
pays the rent and performs the covenants and conditions hereof, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the term free from claims arising by, through or under Landlord.

     28.  Representation of Authority. Landlord and Tenant represent and warrant
          ---------------------------
to each other that they have full right, power and authority to enter into this Lease without the consent or approval of any other entity or person. The signatories on behalf of Landlord and Tenant represent and warrant that each has full right, power and authority to act for and on behalf of Landlord and Tenant in entering into this Lease.

     29.  Liability of Landlord. Tenant shall look solely to Landlord's interest
          ---------------------
in the Property, and the rents, issues and profits from the Property for the satisfaction of any judgment or decree against Landlord, whether for breach of the terms hereof or arising from a right created by statute or under common law. Tenant agrees that no other property or assets of the Landlord or any partner in Landlord shall be subject to levy, execution or other enforcement procedures for satisfaction of any such judgment or decree; and no partner, shareholder or other holder of an ownership interest in Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction over the partnership).

     30.  Brokers.
          -------

          (A) Tenant represents that Tenant has dealt directly with and only with Broderick Group, Inc. (the "Listed Broker") (whose commission shall be paid by Landlord pursuant to separate agreement), in connection with this Lease and agrees to defend, indemnify and save harmless Landlord against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and other costs of defense) arising from Tenant's breach of this representation.

          (b) Except for Tenant's breach of paragraph 30(a), Landlord hereby agrees to defend, indemnify and save harmless Tenant against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and other costs of defense) arising from the claims or demands of the Listed Broker and any other brokers or finders with whom Landlord has dealt for any commission alleged to be due any such brokers or finders in connection with this Lease or the transactions contemplated hereby.

     31.  Attorneys' Fees. In the event either party institutes legal
          ---------------
proceedings against the other for breach of or interpretation of any of the terms, conditions or covenants of this Lease, the party against whom a judgment is entered shall pay all reasonable costs and expenses relative thereto, including reasonable attorneys' fees of the prevailing party.

     32. Options to Renew.
         ----------------

         (a) If Zetron, Inc. or its affiliates (collectively "Zetron") does not require the use of the Premises for its own purposes at the end of the Primary or Renewal Term, Tenant shall have the option to renew this Lease for two (2) additional term of three (3) years each (each a "Renewal Term") by giving Landlord written notice thereof at least nine (9) months prior to the expiration date of the Primary Term or the Renewal Term, as applicable. Landlord shall promptly advise Tenant prior to the end of the Primary or Renewal Term whether or not Zetron requires such use. Tenant may not exercise this option if it is then in default hereunder or has previously been in default beyond the applicable cure period.

         (b) If Tenant exercises a renewal option, the Fixed Rent for the Renewal Term shall be equal to the fair market rate(s) for a three (3) year term for comparable office space in the greater Bellevue-Redmond area on terms and conditions comparable to those contained in this Lease (collectively "Fair Market Rent"), but in no event less than the Fixed Rent payable during the last month of the Primary Term or Renewal Term then in effect. Landlord shall advise Tenant in writing of Landlord's calculation of Fair Market Rent not less than eight (8) months prior to the end of the Primary Term or Renewal Term in effect. If Tenant disagrees with such calculation, it shall advise Landlord in writing thereof within twenty (20) days thereafter. If there is a disagreement on such calculation, the parties shall promptly meet to attempt to resolve their differences. If these differences as to Fair Market Rent are not resolved within a two (2) month period, then the parties shall submit the matter to arbitration in accordance with the terms of paragraph 32(c) so that Fair Market Rent is determined no later than two (2) months prior to the end of the Primary Term or Renewal Term then in effect.

         (c) If the parties are unable to reach agreement on Fair Market Rent during the period specified in paragraph 32(b), then within ten (10) days thereafter either party may advise the other in writing of the name and address of its arbitrator. The arbitrator shall be a commercial real estate broker or appraiser with at least ten (10) years of experience with commercial rental rates in the greater Bellevue-Redmond area. Within ten (10) business days after receipt of such notice from the initiating party (the "Instigator") designating its arbitrator, the other party (the "Recipient") shall give notice to Instigator, specifying the name and address of the person designated by Recipient to act as arbitrator on its behalf who shall be similarly qualified. If Recipient fails to notify Instigator of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Instigator shall be the arbitrator to determine the issue. The duty of the arbitrator(s) shall be to determined the Fair Market Rent. If the two (2) arbitrators are so chosen the arbitrators so chosen shall meet within ten (10) business days after the second arbitrator is appointed and, if within ten (10) business days after such first meeting the two arbitrators shall be unable to agree promptly upon a determination of Fair Market Rent, they, themselves, shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators. If they are unable to agree upon such appointment within five (5) business days after expiration of said ten (10) day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of ten (10) business days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then presiding judge of King County Superior Court acting in his or her private non-judicial capacity, and the other party shall not raise any question as to such Judge's full power and jurisdiction to entertain the application for and make the appointment, and the parties agree to indemnify and hold the presiding judge fully and completely harmless from and against all claims arising out of the presiding judge's appointment of an arbitrator. The three (3) arbitrators shall decide the dispute, if it has not been previously resolved, by following the procedure set forth in this Section. Where the issue cannot be resolved by agreement between the two arbitrators selected by Landlord and Tenant or settlement between the parties during the course of arbitration, the issue shall be resolved by the three arbitrators in accordance with the following procedure. The arbitrators selected by each of the parties shall state in writing his or her determination of the Fair Market Rent supported by the reasons therefor with counterpart copies to each party. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his or her determination of Fair Market Rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he or she chooses as most closely approximating his or her determination shall constitute the decision of the arbitrators and be final and binding upon the parties.

              (i) In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as provided for appointment of the third arbitrator. The arbitrators shall attempt to decide the issue within ten (10) business days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties. Each party shall pay the fee and expenses of its respective arbitrator and both shall share equally the fee and expenses of the third arbitrator, if any, and the attorneys' fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.

                    (ii) The arbitrators shall have the right to consult experts and competent authorities with factual information or evidence pertaining to a determination of Fair Market Rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine. The arbitrators shall render their decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease.

         33.   Notices. Any notice by either party to the other shall be in
               -------
writing and shall be deemed to be duly given only if sent by registered or certified mail, return receipt requested, or overnight delivery service, to the following addresses:

                           If to Tenant:

                           CACHEFLOW, INC.
                           650 Almanor Avenue
                           Sunnyvale, California 94086
                           Attn: Facilities Manager

                           With a copy to:

                           CACHEFLOW, INC.
                           At the Premises
                           Attn: Doug Crow

                           If to Landlord:

                           ZETRON PROPERTIES, INC.
                           12034 134th Court NE
                           P. 0. Box 97004
                           Redmond, Washington 98073-9704
                           Attn: Dan Garretson

                           with a copy to:

                           Michael S. Courtnage
                           Alston, Courtnage & Bassetti LLP
                           1000 Second Avenue, Suite 3900
                           Seattle, Washington 98104-1045

Notice shall be deemed to have been given on the date received, if delivered by overnight delivery service, or, if mailed, three (3) business days after the date postmarked, unless earlier received or refused.

         34.   Surrender of Premises. At the expiration or sooner termination of
               ---------------------
this Lease, Tenant shall return the Premises to Landlord in the same condition in which received (or, if altered, then the Premises shall be returned in such altered condition unless otherwise directed by Landlord under terms of paragraph
16), reasonable wear and tear and damage by fire or casualty excepted. Prior to such return, Tenant shall remove its trade fixtures and appliances and equipment which have not been attached to the Premises, and shall restore the Premises to the condition they were in prior to the installation of said items. In no event shall Tenant remove floor coverings; heating, ventilating and air conditioning equipment, lighting equipment or fixtures; wall coverings, window coverings; or other operating equipment unless otherwise directed by Landlord Tenant's
                                           --------------------
obligation to perform this covenant shall survive the expiration or termination of this Lease.

         35.   Entire Agreement. This Lease constitutes the entire agreement
               ----------------
between the parties, there being no other terms, oral or written, except as herein expressed. No modification of this Lease shall be binding on the parties unless it is in writing and signed by both parties hereto.

         36. Liens and Encumbrances. Tenant shall keep the Premises and Property
             ----------------------
free and clear of all liens and encumbrances arising or growing out of its use, occupancy and improvement of the Premises. If any lien is filed against the Premises or Property as a result of the action or inaction of Tenant, Tenant shall within twenty (20) days after demand provide Landlord with a bond in an amount sufficient to remove the lien as a matter of record.

         37. Communication Device. Tenant shall have the right to install an
             --------------------
antenna or satellite "dish", or similar device for the reception and transmission of signals ("Device"), on the roof of the Building in a location selected by Landlord, but only for its own use and only in accordance with the terms of this paragraph 37. The Device shall be installed, maintained, operated, repaired and removed at the end of the Term, or its earlier termination at Tenant's sole cost and expense. Tenant shall comply with all Laws relating to the installation, use and maintenance of the Device and shall not permit it to be operated in a manner which will interfere with other tenant's Devices, if such devices are used by other tenants in a commercially reasonable manner. The plans for the Device and its location shall be provided to Landlord for its review and approval at least thirty (30) days prior to its installation of the Device and Tenant shall comply with Landlord's directions with regard to its installation. Tenant shall install the Device in such manner as will not reduce the coverage afforded Landlord under its roof warranty and shall reimburse Landlord for all of Landlord's costs incurred in connection with the installation or removal of the Device. If the Device is so installed, then, if Landlord so requires, Tenant shall at its sole expense provide a double membrane over the roof to be used as a walkway for service and maintenance. There shall be placed a walkway around the Device in the same fashion for the purpose of service and roof safety. Tenant shall remove the Device, as and when necessary for Landlord's roof maintenance work and at the end of the Term and shall repair any damage resulting from its removal.

         38. Miscellaneous.
             -------------

             (a)  Successors or Assigns. All of the terms, conditions, covenants
                  ---------------------
and agreements of this Lease shall extend to and be binding upon Landlord, Tenant and, subject to the other terms hereof, their respective heirs, administrators, executors, successors and permitted assigns, and upon any person or persons coming into ownership or possession of any interest in the Premises by operation of law or otherwise, and shall be construed as covenants running with the land.

             (b)  Insolvency. If a petition is filed under the Bankruptcy Act or
                  ----------
other law to have Tenant reorganized, dissolved or liquidated, or if a trustee or receiver is appointed for Tenant's assets under the Bankruptcy Act or other law or if a proceeding commenced to foreclose any mortgage or any other lien on Tenant's interest in the Premises or on personal property kept or maintained thereon, or if Tenant makes an assignment for the benefit of creditors not rescinded or released within thirty (30) days, then Tenant shall be deemed in default hereunder.

             (c)  Partial Invalidity. If any term, covenant or condition of this
                  ------------------
Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

             (d)  Recording. Tenant shall not record this Lease without the
                  ---------
prior written consent of Landlord. However, upon Landlord's request, both parties shall execute a memorandum of this Lease, in a form customarily used for such purpose of recordation. The memorandum shall describe the parties, the Premises and the term of this Lease and shall incorporate the other terms of this Lease by reference.

             (e)  Force Majeure. Neither party shall be deemed in default hereof
                  -------------
nor liable for damages arising from its failure to perform its duties or obligations hereunder if such is due to causes beyond its reasonable control, including, but not limited to, acts of God, acts of civil or military authorities, fires, floods, windstorms, earthquakes, strikes or other labor disturbances, civil commotion or war. However, the foregoing shall not excuse a party from the timely payment of sums due under this Lease when specified herein.

          (f)  Transportation Management Program; Recycling. Tenant shall
               --------------------------------------------
cooperate with Landlord in meeting the objectives and complying with the terms and conditions of any transportation management plan applicable to the Building or Property. Landlord will provide Tenant with a copy of any such transportation management plan now or hereafter in effect. In addition, Tenant will cooperate with and participate in any and all recycling programs now or hereafter in place with respect to the Building or Property.

          (g)  Name of Building. Landlord may change the name of the Building at
               ----------------
any time upon twenty (20) days prior written notice. Any such change shall not require amendment of this Lease or affect in any way Tenant's obligations under this Lease, and except for the name change, all terms and conditions of this Lease shall remain in full force and effect.

          (h)  Reserved to Landlord. Landlord reserves all air rights over the
               --------------------
Premises, the use of the exterior walls, the roof of the Building, and the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through the Premises in locations which will not materially interfere with Tenant's use thereof to serve other parts of the Building and/or the Property.

          (i)  Headings. The headings in this Lease are for convenience only and
               --------
do not in any way limit or affect the terms and provisions hereof.

          (j)  Gender. Wherever appropriate in this Agreement, the singular
               ------
shall be deemed to refer to the plural and the plural to the singular, and pronouns of certain genders shall be deemed to include either or both of the other genders.

          (k)  Governing Law. This Agreement shall be construed and enforced in
               -------------
accordance with the laws of the State of Washington.

          (l)  Counterparts. This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but which when taken together shall constitute one and the same instrument.

          (m)  Prohibition. Tenant covenants that neither it nor any of its
               -----------
affiliates or subtenants will attempt to hire any person employed by Landlord or Zetron any other occupant of the Building,

     39.  Execution by Landlord and Tenant. Landlord shall not be deemed to have
          --------------------------------
made an offer to Tenant by furnishing Tenant with a copy of this Lease with particulars inserted. No contractual or other rights shall exist or be created between Landlord and Tenant until all parties hereto have executed this Lease and fully executed copies have been delivered to Landlord and Tenant.

     40.  Entire Agreement - Applicable Law. This Lease and the Exhibits
          ---------------------------------
attached hereto, and by this reference incorporated herein, set forth the entire agreement of Landlord and Tenant concerning the Premises, and there are no other agreements or understanding, oral or written, between Landlord and Tenant concerning the Premises. Any subsequent modification or amendment of this Lease shall be binding upon Landlord and Tenant only if reduced to writing and signed by them.

     IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the day and year indicated below.

                                        LANDLORD
                                        --------

Executed this 20 day of                 ZETRON PROPERTIES, INC.
APRIL, 2000

                                        By /s/ Daniel K. Garretson
                                           ------------------------------
                                           Its Executive Vice President
                                              ---------------------------

                                    TENANT
                                    ------

 Executed this 19 day of            CACHEFLOW, INC.
 April, 2000

                                    By /s/ Michael Johnson
                                      ------------------------------
                                      Its VP & CFO
                                      ------------------------------

STATE OF WASHINGTON )
                    )ss.
COUNTY OF KING      )


     On this 20/th/ day of April, 2000, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn personally appeared Daniel K. Garretson, known to me to be the Executive VP of ZETRON PROPERTIES, INC., the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

     I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

     WITNESS my hand and official seal hereto affixed the day and year in the certificate above written.


                               /s/ Brent T. Dippie
                               -------------------------
                               Signature


                                   BRENT T. DIPPIE
                               -------------------------
                               Print Name
                               NOTARY PUBLIC in and for the State of
                               Washington, residing at Kirkland
                               My commission expires 1/29/04



STATE OF CA.           )
                       ) ss.
COUNTY OF SANTA CLARA  )

     On this 19th day of April, 2000, before me, the undersigned, a Notary Public in and for the State of CA., duly commissioned and sworn personally appeared MICHAEL JOHNSON, known to me to be the CFO of CACHEFLOW, INC., the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

     I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

     WITNESS my hand and official seal hereto affixed the day and year in the certificate above written.

                               /s/ Cheryl Lawrence
                               ----------------------
[SEAL]                         Signature


                               CHERYL LAWRENCE
                               ----------------------
                               Print Name
                               NOTARY PUBLIC in and for the State of
                               CA., residing at CACHEFLOW
                               My commission expires 11/30/2003

                                   Exhibit A
                                   ---------


                              [PLAN APPEARS HERE]

                                   EXHIBIT B
                                   ---------


12034 134/th/ Court NE
----------------------

PARCEL A
--------

Tract C of King County Short Plat No. 480096, recorded under Recording No. 8102090698;

TOGETHER WITH Tract D of King County Short Plat No. 480097, recorded under Recording No. 8102090699, said Short Plat Nos. 480096 and 480097 being a portion of the northwest quarter of the southwest quarter of Section 27, Township 26 North, Range 5 East, W.M., in King County, Washington.

PARCEL B
--------

Lot 3, City of Redmond Lot Line Adjustment No. SS-83-43, recorded under Recording No. 8403120819, being a revision of King County Short Plat No. 480095 recorded under Recording No. 8102090697, and being a portion of the northwest quarter of the southwest quarter of Section 27, Township 26 North, Range 5 East, W.M., in King County, Washington.

TOGETHER WITH an undivided interest in Tract A, as delineated on the face of the City of Redmond Lot Line Adjustment No. SS-83-43, as recorded under Recording No.8403120819;

EXCEPT that portion of said Tract A deeded to the City of Redmond for street purposes by deed recorded under Recording No. 8501070360.

                                   EXHIBIT C

                      DESIGN, CONSTRUCTION AND FINANCING
                           OF PREMISES IMPROVEMENTS
                           ------------------------


         Landlord shall construct improvements on the Premises under the terms of the annexed lease (the "Lease") in accordance with the terms of this Exhibit C.

          1.   Tenant Improvement Costs. As long as Tenant is not in default
               ------------------------
under the Lease, Landlord shall perform and fund the cost of the design and construction of Tenant's improvements to the Premises, as performed and outlined in Exhibit C-l hereto ("Tenant Improvements"), up to a maximum of Thirty Dollars
   -----------
($30.00) per rentable square foot of Premises area (the "Maximum") in the manner provided for in this Exhibit C. If the cost of Tenant Improvements exceeds the Maximum, Tenant shall be responsible for and pay the excess over the Maximum as provided for in Section 5 below. The cost of Tenant Improvements shall include the fees of Landlord's engineers and other consultants, including Landlord's Architect, for services with respect to the Premises; and all applicable Washington State sales tax with respect to work performed by the general contractor. Landlord will not charge Tenant a construction management or overhead or supervision fee.

         2.    Base Building. The Premises are currently at the base Building
               -------------
level.

         3.    Design of Tenant Improvements.
               -----------------------------

               3.1 Space Plan. Tenant and Landlord's Architect shall prepare a
                   ----------
preliminary space plan reflecting the Tenant Improvements for the Premises and deliver it to Landlord for its review by no later than ten (10) business days after the date of the Lease. Such space plan shall be sufficient to reflect the architectural design of the Premises and layout of the Tenant Improvements. Landlord shall provide Tenant with its written comments and requests for revisions of such space plan within ten (10) business days after its receipt thereof. Tenant shall submit a revised space plan to Landlord within five (5) business days after its receipt of Landlord's response incorporating Landlord's comments and requests for revisions for Landlord's approval. Landlord's response will be provided within five (5) business days after its receipt thereof. After finalization of the space plan Landlord will provide Tenant with an estimate of the substantial completion date for Tenant Improvements and Landlord's Work.

               3.2 Landlord's Architect. Landlord shall engage the services of
                   --------------------
an architect ("Landlord's Architect") to provide the professional services required for the Tenant Improvements. Landlord's Architect shall provide all architectural and engineering service as required for the Tenant Improvements after the space plan has been approved. Tenant shall work diligently with Landlord's Architect in preparing preliminary and final plans, specifications and engineering and construction drawings for the Tenant Improvements and provide responses within no more than five (5) days after a request therefor. Prior to Tenant's delivery of written authorization to proceed as provided for in Section 4.1, Landlord's Architect shall work with and be subject to Tenant's direction and control with respect to Tenant Improvements subject to Landlord's approval rights and authority as provided for herein. Landlord's Architect shall check to see that the work shown on Tenant's plans is compatible with the basic Building plans. All plans and such modifications shall be subject to the approval of the Tenant and Landlord, which shall not be unreasonably withheld.

               3.3 Contract Administration. Landlord's Architect will provide
                   -----------------------
construction administration during the execution of Tenant Improvements on the Premises and will observe progress of that work, attend necessary contractor coordination meetings, advise Tenant and Landlord on status and progress payments, prepare a punchlist for any construction deficiencies at completion and certify the Premises ready for occupancy prior to move-in.

                3.4 Tenant Delays. Tenant shall be responsible for delays and
                    -------------
additional costs in completion of Tenant Improvements and any damages or other costs incurred by Landlord which are caused by (a) failure to provide adequate or timely information and direction or responses to Landlord's Architect or failure to meet space plan or other delivery or response dates set forth or in the Lease; (b) Tenant's failure to timely authorize Landlord to proceed with construction of the Tenant Improvements; (c) changes or requests for changes requested by Tenant in plans after preparation of Final Contract Documents; (d) delays requested by Tenant; or (e) breach of the Lease

         11. Tenant shall exercise care and caution to insure that all water faucets and water apparatus, electricity and gas are carefully and entirely shut off before tenant or its employees leave the Building, so as to prevent waste or damage. Tenant shall be responsible for any damage to the Premises or the Building and for all damage or injuries sustained by other tenants of the Premises or the Building arising from tenant's failure to observe this provision.

         12. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord is under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

         13. Tenant, employees and invitees shall obey all traffic and parking regulations as posted throughout the Building by Landlord. Tenant is responsible for informing employees, visitors and clients of parking regulations. Landlord shall not be held responsible for towing a visitor, client or employee who does not comply or who is unaware of these regulations.

         14. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, have caused it.

         15. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of providing janitorial or cleaning services. Any additional common area costs attributable to tenant's carelessness or indifference in the preservation of good order and cleanliness shall be charged to tenant. Landlord shall in no way be responsible to any tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any tenant by the janitor or any other employee of any other person.

         16. Tenant shall not interfere in any way with other Building occupants or those having business therein, or permit any bicycles, animals or birds be brought in or kept in or about the Premises or the Building, except for guide dogs as required by law.

         17. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

         18. Landlord will direct electricians as to where and how telephone and electrical wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Landlord. The locations of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

         19. No tenant shall lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by the Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

         20. On Saturdays, Sundays and legal holidays, and on all other days after Normal Business Hours, access to the Building or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the person or employee in charge of the Building and has a pass or is properly identified. The Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of war, civil disturbances, mob, riot, public disorder or other emergency, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants and protection of the property in the Buildings.

         21. Chair floor pads are required to be used under all chairs with rollers or casters.

         22. Smoking is prohibited in the Premises, in the Buildings and elsewhere in the Property except in areas, if any, expressly designated for such by Landlord.

         23. No tenant and no employees, agents, customers, contractors or invitees of any tenant shall go upon the roof of the Buildings without the prior written consent of Landlord.

         24. No food, soft drink or other vending machines shall be brought into or kept about the premises, except in lunch room areas, nor shall any cooking be permitted (other than by microwave) or for the preparation of coffee, tea, hot chocolate and similar beverages for the comfort and convenience of a tenant, its employees, agents, customers and invitees without the prior written consent of Landlord.

         25. No recreational vehicles, boats, trailers, trucks or automobiles shall be stored in the parking areas at night or on weekends. Any vehicle, boat or trailer stored in the parking areas at night or weekends shall be removed at the owner's sole risk and expense.

         26. Tenant shall comply with all requirements necessary for the efficient operation and management of the Park security system.

         27. Landlord reserves the right to make such other and further reasonable and unbiased regulations as in its judgment may from time to time be needed or desirable for the safety, care and cleanliness of the Premises, the Building, and the Property and the preservation of good order therein, but shall give tenant ten (10) days prior written notice thereof.

                                   EXHIBIT D
                                   ---------

                             RULES AND REGULATIONS


     1. Tenant shall not erect or install or otherwise utilize signs, lights symbols, canopies, awnings, window coverings or other advertising or decorative matter on the windows, walls, and exterior doors, or areas otherwise visible from the exterior of the Premises without first submitting its plans to Landlord and obtaining Landlord's written approval thereof.

     2. Lettering upon the directory board and the doors as required by tenant shall be performed by the sign company designated by Landlord.

     3. No additional locks shall be placed upon any doors of the Premises, and tenant agrees not to have any duplicate keys or security cards made without the consent of Landlord. If more than the agreed number of keys or security cards upon occupying space are needed for any lock, such additional keys or security cards shall be paid for by tenant at Landlord's normal charge therefor. Each tenant, upon the termination of the tenancy, shall deliver to the Landlord the keys or security cards of offices and rooms which shall have been furnished the tenant or which the tenant shall have had made, and in the event of loss of any of the keys or security cards so furnished, shall pay the Landlord at Landlord's charge thereof.

     4. No furniture, freight, supplies not carried by hand or equipment of any kind shall be brought into or removed from the Building without the consent of Landlord. Such furniture, freight, equipment, safes and other property shall be moved in or out of, and within the elevators of, the Building only at the times and in the manner permitted by Landlord, Landlord will not be responsible for loss or damage to any of the items above referred to, and all damage done to the Premises or the Building by moving or maintaining any of such items shall be repaired at the expense of tenant. Any merchandise not capable of being carried by hand shall be moved utilizing hand trucks equipped with rubber tires and rubber side guards.

     5. Landlord shall have the right to limit the weight, size and to designate the locations of all safes, file rooms, libraries and other heavy property within the Building. Maximum uniform floor loading allowed is 65 pounds per square foot. Tenant warrants that under no circumstances shall they load the floor in excess of this limit. If excess floor loading is required, all costs (including engineering) to prepare the floor surface and structure to withstand excess floor loads shall be borne by the tenant. In no event shall excess floor loads be permitted without express written permission from Landlord.

     6. The entrances, corridors, stairways and elevators shall not be obstructed by tenant, or used for any other purpose than ingress or egress to and from the Premises.

     7. Tenant will not use or permit to be used in the Premises anything that will increase the rate of insurance on the Building or any part thereof; nor permit anything that may be dangerous to life or limb; nor in any manner deface or injure the Building or any part thereof; not do anything or permit anything to be done upon the Premises in any way tending to create a nuisance or to disturb any other tenant or occupant of any part of the Building; and tenant, at tenant's expense, will comply with all health, fire and police regulations regarding the Premises.

     8. Tenant shall not mark, drive nails, screw or drill into woodwork or plaster, or paint or in any way deface the Building or any part thereof, or the Premises or any part thereof or fixtures therein. The expense of remedying any breakage, damage or stoppage resulting from a violation of this rule shall be borne by tenant.

     9. Canvassing, soliciting and peddling in Building are prohibited, and each tenant shall cooperate to prevent such activity.

     10. The requirements of tenants will be attended to only upon application at the main office of Landlord. Landlord's employees shall not perform any work or do anything outside of their regular duties, except on issuance of special instructions from Landlord. If Landlord's employees are made available for the assistance of any tenant, Landlord shall be paid for their services by such tenant at hourly rates established by Landlord.

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

         11. Tenant shall exercise care and caution to insure that all water faucets and water apparatus, electricity and gas are carefully and entirely shut off before tenant or its employees leave the Building, so as to prevent waste or damage, Tenant shall be responsible for any damage to the Premises or the Building and for all damage or injuries sustained by other tenants of the Premises or the Building arising from tenant's failure to observe this provision.

         12. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord is under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

         13. Tenant, employees and invitees shall obey all traffic and parking regulations as posted throughout the Building by Landlord. Tenant is responsible for informing employees, visitors and clients of parking regulations. Landlord shall not be held responsible for towing a visitor, client or employee who does not comply or who is unaware of these regulations.

         14. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, have caused it.

         15. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of providing janitorial or cleaning services. Any additional common area costs attributable to tenant's carelessness or indifference in the preservation of good order and cleanliness shall be charged to tenant. Landlord shall in no way be responsible to any tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any tenant by the janitor or any other employee of any other person.

         16. Tenant shall not interfere in any way with other Building occupants or those having business therein, or permit any bicycles, animals or birds be brought in or kept in or about the Premises or the Building, except for guide dogs as required by law.

         17. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

         18. Landlord will direct electricians as to where and how telephone and electrical wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Landlord. The locations of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

         19. No tenant shall lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by the Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

         20. On Saturdays, Sundays and legal holidays, and on all other days after Normal Business Hours, access to the Building or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the person or employee in charge of the Building and has a pass or is properly identified. The Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of war, civil disturbances, mob, riot, public disorder or other emergency, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants and protection of the property in the Buildings,

         21. Chair floor pads are required to be used under all chairs with rollers or casters.

         22. Smoking is prohibited in the Premises, in the Buildings and elsewhere in the Property except in areas, if any, expressly designated for such by Landlord.

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         23. No tenant and no employees, agents, customers, contractors or invitees of any tenant shall go upon the roof of the Buildings without the prior written consent of Landlord.

         24. No food, soft drink or other vending machines shall be brought into or kept about the premises, except in lunch room areas, nor shall any cooking be permitted (other than by microwave) or for the preparation of coffee, tea, hot chocolate and similar beverages for the comfort and convenience of a tenant, its employees, agents, customers and invitees without the prior written consent of Landlord.

         25. No recreational vehicles, boats, trailers, trucks or automobiles shall be stored in the parking areas at night or on weekends. Any vehicle, boat or trailer stored in the parking areas at night or weekends shall be removed at the owner's sole risk and expense.

         26. Tenant shall comply with all requirements necessary for the efficient operation and management of the Park security system.

         27. Landlord reserves the right to make such other and further reasonable and unbiased regulations as in its judgment may from time to time be needed or desirable for the safety, care and cleanliness of the Premises, the Building, and the Property and the preservation of good order therein, but shall give tenant ten (10) days prior written notice thereof.


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